UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2005

Fairchild Semiconductor International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15181	043363001
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

82 Running Hill Road, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	207-775-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2005 our board of directors, upon the recommendation of its compensation committee, approved a revised director compensation program for non-employee directors.

Under the revised program, non-employee directors receive a cash retainer of $50,000 per year and meeting fees have been eliminated. Committee members receive an additional $5,000 annual retainer per committee served, and committee chairs receive an additional $10,000 annual cash retainer. Previously, non-employee directors received $35,000 per year for service on the board, plus $1,500 for meetings of the board or committees attended in person and $500 for meetings attended by teleconference (except for committee meetings held in conjunction with board meetings), and committee chairs were paid an additional retainer of $3,000 per year.

The board of directors also approved changes to equity compensation for directors, subject to stockholder approval of certain amendments to the Fairchild Semiconductor Stock Plan at our annual stockholders’ meeting to be held on May 4, 2005. Under the revised program, non-employee directors would no longer receive stock option grants. Instead, they would receive an award of 10,000 Deferred Stock Units ("DSUs") upon initial appointment to the board, and an award of up to 7,000 DSUs per year of service on the board. All non-employee directors’ DSU awards will vest in one-third increments on the first three anniversaries of the grant date, subject to earlier vesting upon a director’s retirement from the board after age 65, or after age 55 if the director’s age plus years of service on the board equal 65 or more. Non-employee directors would receive shares underlying vested DSUs on the earliest to occur of (1) the end of the director’s service on the board for any reason other than removal for cause, (2) the director’s disability, (3) the director’s death or (4) the date chosen by the director at the time of the award. The date chosen must be a minimum of five years following the grant date.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this report on Form 8-K is hereby incorporated in this Item 1.02 by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild Semiconductor International, Inc.

March 22, 2005	By:	Paul D. Delva

Name: Paul D. Delva
Title: Vice President and General Counsel